INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 033-51309, 033-50199, 333-02763, 333-76020 and 333-98617 of Public Service
Electric and Gas Company on Form S-3 of our report dated February 7, 2003, appearing in this Annual Report on Form 10-K of Public Service Electric and Gas Company for the year ended December 31, 2002.

Deloitte & Touche LLP
Parsippany, New Jersey

February 25, 2003